EXHIBIT 4.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference to our firm under the caption
"Experts-Independent Registered Public Accounting Firm" and to the use of our report dated May 23, 2012 in the Amendment No. 1 to the Registration Statement (File No. 333-180203) and related Prospectus of Guggenheim Defined Portfolios, Series 902.




                                                          /s/ Grant Thornton LLP
                                                             -------------------
                                                              GRANT THORNTON LLP


Chicago, Illinois
May 23, 2012